Exhibit 10.1

EXECUTION VERSION

LIMITED GUARANTEE

LIMITED GUARANTEE, dated as of November 17, 2016 (this “Limited Guarantee”), by Mr. Liang Zhang and Ms. Xiuqing Meng (the “Guarantors” and each, a “Guarantor”) in favor of Synutra International, Inc., a Delaware corporation (the “Guaranteed Party”). Capitalized terms used but not defined in this Limited Guarantee shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

1.           Guarantee. (a) To induce the Guaranteed Party to enter into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among the Guaranteed Party, Beams Power Investment Limited, a company with limited liability incorporated under the Laws of the British Virgin Islands (“Parent”), and Beams Power Merger Sub Limited, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into the Guaranteed Party, each Guarantor, intending to be legally bound, hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, jointly and severally, as primary obligor and not merely as surety, the due and punctual payment and discharge as and when due of the payment obligations of Parent with respect to (i) the payment of the Parent Termination Fee pursuant to Section 9.06(b) of the Merger Agreement, and (ii) the indemnification, reimbursement and expense obligations of Parent under Section 7.07(c) of the Merger Agreement (collectively, the “Obligations”); provided, that, notwithstanding anything to the contrary contained in this Limited Guarantee, this Limited Guarantee may be enforced for payment of money only and in no event shall the aggregate liability of the Guarantors under this Limited Guarantee, individually or in the aggregate, exceed an amount equal to (A) the Obligations minus (B) any portion of the Obligations actually paid by Parent to the Guaranteed Party in accordance with the terms of the Merger Agreement and not otherwise rescinded (the “Maximum Amount”). No Guarantor shall have any obligations or liability to any person relating to, arising out of or in connection with this Limited Guarantee other than as expressly set forth herein. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. Each Guarantor acknowledges that the Guaranteed Party entered into the transactions contemplated by the Merger Agreement in reliance on this Limited Guarantee.

(b)          All payments made by the Guarantors pursuant to this Limited Guarantee shall be free and clear of any deduction, offset, defense, claim or counterclaim of any kind. Subject to the terms and conditions of this Limited Guarantee, if Parent fails to pay the Obligations as and when due, then all of the Guarantors’ liabilities to the Guaranteed Party hereunder in respect of such Obligations shall become immediately due and payable and the Guaranteed Party may, at the Guaranteed Party’s option and so long as Parent remains in breach of the Obligations, take any and all actions available hereunder or under applicable Law to collect such Obligations from the Guarantors (subject to the Maximum Amount), regardless of whether any action is brought against Parent, Merger Sub or any other Guarantor, or whether Parent, Merger Sub or any other Guarantor is joined in any action or actions. Each Guarantor agrees, jointly and severally, to pay on demand of all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with the enforcement of its rights hereunder, which amounts, if paid, will be in addition to the Obligations and not included within a determination of the Maximum Amount, if (i) such Guarantor asserts in any arbitration, litigation or other proceeding that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms and the Guaranteed Party prevails in such arbitration, litigation or other proceeding or (ii) such Guarantor fails or refuses to make any payment to the Guaranteed Party hereunder when due and payable and it is determined judicially or by arbitration that such Guarantor is required to make such payment hereunder.

(c)          The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Limited Guarantee were not performed in accordance with its specific terms or were otherwise breached and further agree that the Guaranteed Party shall be entitled to an injunction, specific performance and other equitable relief against any Guarantor to prevent breaches of this Limited Guarantee and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. Each Guarantor further agrees not to oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (i) the Guaranteed Party has an adequate remedy at law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity.

2.           Nature of Guarantee. The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect each Guarantor’s obligations hereunder. This is an unconditional guarantee of payment and not of collectability. Subject to the terms hereof, each Guarantor’s liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement that may be agreed to by Parent or Merger Sub. In the event that any payment from any Guarantor to the Guaranteed Party in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, such Guarantor shall remain liable hereunder with respect to the Obligations (up to the Maximum Amount) as if such payment had not been made by such Guarantor. Each Guarantor reserves the right to assert as a defense to such payment by the Guarantors under the Limited Guarantee any rights, remedies and defenses that Parent or Merger Sub may have with respect to payment of any Obligations under the Merger Agreement, other than defenses arising from the bankruptcy or insolvency of Parent or Merger Sub and other defenses expressly waived herein.

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3.           Certain Waivers. Each Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of such Guarantor, extend the time of payment of any of the Obligations, and may also make any agreement with Parent or Merger Sub for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between or among the Guaranteed Party, Parent or Merger Sub without in any way impairing or affecting the Obligations under this Limited Guarantee or affecting the validity or enforceability of this Limited Guarantee. Each Guarantor agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent, Merger Sub or any Guarantor; (b) any change in the time, place or manner of payment of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms of the Merger Agreement made in accordance with the terms thereof or any other agreement evidencing, securing or otherwise executed in connection with any portion of the Obligations; (c) any change in the corporate existence, structure or ownership of Parent or Merger Sub; (d) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or Merger Sub; (e) the existence of any claim, set-off or other right that such Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party, whether in connection with the Obligations or otherwise (other than those permitted under the last sentence of Section 2 above); (f) the adequacy of any other means the Guaranteed Party may have of obtaining repayment of any of the Obligations; (g) the addition, substitution, any legal or equitable discharge or release (in the case of a discharge or release, other than a discharge or release of Parent or Merger Sub with respect to the Obligations as a result of payment in full of the Obligations in accordance with the terms of the Merger Agreement or as a result of defenses to the payment of the Obligations that would be available to Parent or Merger Sub under the Merger Agreement) of any other person now or hereafter liable for the Obligations; or (h) invalidity or unenforceability of the Merger Agreement, but only to the extent resulting from any lack of corporate power or authority of Parent or Merger Sub, or any officer of Parent or Merger Sub who executes the Merger Agreement. To the fullest extent permitted by Law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. Each Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any Obligations and all other notices of any kind (other than notices required to be provided to Parent and Merger Sub under the Merger Agreement), all defenses that may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshaling of assets of any person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than defenses to the payment of the Obligations (x) that are available to Parent or Merger Sub under the Merger Agreement, (y) in respect of a breach by the Guaranteed Party of this Limited Guarantee or (z) in respect of fraud or willful misconduct of the Guaranteed Party or any of its Affiliates in connection with the Limited Guarantee), including any event, condition or circumstance that might be

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construed to constitute an equitable or legal discharge of such Guarantor’s obligations hereunder. Each Guarantor acknowledges that he or she will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits. Each Guarantor hereby covenants and agrees that he or she shall not institute, and shall cause his or her respective Affiliates not to institute, any proceeding asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Guaranteed Party hereby agrees that, other than any discharge or release arising from the bankruptcy or insolvency of Parent or Merger Sub and other defenses expressly waived hereby, to the extent Parent or Merger Sub is relieved of all or any portion of its payment obligations under the Merger Agreement, the Guarantors shall be similarly relieved of their corresponding obligations under this Limited Guarantee.

4.           No Waiver; Cumulative Rights. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder or under the Merger Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time. The Guaranteed Party shall not have any obligation to exhaust the Guaranteed Party’s rights against Parent or any other person now or hereafter liable for any Obligations or interested in the transactions contemplated by the Merger Agreement prior to proceeding against any Guarantor hereunder, and the failure by the Guaranteed Party to pursue rights or remedies against Parent shall not relieve any Guarantor of any of its liability hereunder, and shall not impair or affect the rights and remedies of the Guaranteed Party.

5.           Representations and Warranties. Each Guarantor hereby represents and warrants to the Guaranteed Party that:

(a)          each Guarantor has all requisite power and authority to execute, deliver and perform this Limited Guarantee;

(b)          the execution, delivery and performance of this Limited Guarantee do not conflict with or violate any Law applicable to such Guarantor or by which any property or asset of such Guarantor is bound or affected;

(c)          all consents, approvals, authorizations and permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Limited Guarantee by such Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required from such Guarantor in connection with the execution, delivery or performance of this Limited Guarantee;

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(d)          assuming the due authorization, execution and delivery by the Guaranteed Party of this Limited Guarantee, this Limited Guarantee constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception; and

(e)          (i) such Guarantor has the financial capacity to pay and perform his or her obligations under this Limited Guarantee, and (ii) all funds necessary for such Guarantor to fulfill his or her obligations under this Limited Guarantee shall be available to such Guarantor for so long as this Limited Guarantee shall remain in effect in accordance with Section 10 hereof.

6.           No Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that he or she may now have or hereafter acquire against Parent or Merger Sub with respect to any of the Obligations that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under or in respect of this Limited Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or Merger Sub, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent or Merger Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Obligations shall have been paid in full. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the satisfaction in full of the Obligations, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied against all amounts payable by such Guarantor under this Limited Guarantee.

7.           No Assignment. No party hereto may assign its rights, interests or obligations hereunder to any other person (except by operation of Law) without the prior written consent of each other party hereto; provided, that no assignment shall relieve such Guarantor of any liability or obligations hereunder except to the extent actually performed or satisfied by the assignee. Any purported assignment in violation of this Limited Guarantee will be null and void.

8.           Notices. All notices, requests and other communications to any party hereunder shall be given in the manner specified in the Merger Agreement:

if to the Guarantors, to:

Liang Zhang and Xiuqing Meng

103 Dong Lu Yuan,

Tongzhou District, Beijing 101101, China

Facsimile:          +86 10 8959 3706

Email:                 sherrymeng728@163.com

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with a copy to:

Davis Polk & Wardwell LLP

2201 China World Office 2, 1 Jian Guo Men Wai Avenue

Chaoyang District, Beijing 100004, China

Attention:          Howard Zhang, Esq.

Facsimile:          +86 10 8567 5102

Email:                 howard.zhang@davispolk.com

if to the Guaranteed Party, to:

Synutra International, Inc.

2275 Research Blvd., Suite 500

Rockville, MD 20850, U.S.A.

Attention:          Clare Cai

Email:                ncai@synutra.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

45th Floor, Fortune Financial Center, 5 Dong San Huan Zhong Lu

Chaoyang District, Beijing 100022, China

Attention:          Ling Huang, Esq. and Denise Shiu, Esq.

Facsimile:          +86 10 5879 3902

Email:                lhuang@cgsh.com; dshiu@cgsh.com

or, with respect to notices, requests or other communications directed to any Guarantor, to such other address or facsimile number as such Guarantor shall have notified the Guaranteed Party in a written notice delivered to the Guaranteed Party in accordance with the Merger Agreement.

9.           Termination; Continuing Guarantee. Subject to the last sentence of Section 3, this Limited Guarantee shall remain in full force and effect and shall be binding on each Guarantor, its successors and assigns until the earliest of (a) the Effective Time, if the Closing is consummated and all amounts to be paid by Parent pursuant to the Merger Agreement are so paid, (b) termination of the Merger Agreement in a circumstance which does not result in any obligation on the part of Parent to pay the Company the Parent Termination Fee or any other amounts pursuant to Section 7.07(c) of the Merger Agreement, (c) in the case of a termination of the Merger Agreement for which the Parent Termination Fee is payable, the date falling 90 days after such termination (unless, in the case of this clause (c), the Guaranteed Party has previously made a written claim under this Limited Guarantee prior to such date, in which case this Limited Guarantee shall terminate upon the final, non-appealable resolution of such action and satisfaction by

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such Guarantor of any of his or her obligations finally determined or agreed to be owed by such Guarantor, consistent with the terms hereof), and (d) the termination of this Limited Guarantee by mutual written agreement of the Guarantors and the Guaranteed Party. Notwithstanding the foregoing, in the event that the Guaranteed Party or any of its controlled Affiliates asserts in any litigation or other proceeding that any provision of this Limited Guarantee limiting the Guarantors’ liability to the Maximum Amount are illegal, invalid or unenforceable in whole or in part or that the Guarantors are liable in excess of or to a greater extent than the Maximum Amount, or asserts any theory of liability against any Non-Recourse Party or, other than its rights to recover from the Guarantors with respect to the Obligations, the Guarantors, Parent or Merger Sub with respect to the transactions contemplated by the Merger Agreement, then (x) the obligations of the Guarantors under this Limited Guarantee shall terminate ab initio and be null and void, (y) if any Guarantor has previously made any payments under this Limited Guarantee, he or she shall be entitled to recover such payments and (z) neither the Guarantors nor any Non-Recourse Party shall have any liability to the Guaranteed Party with respect to the Merger Agreement and the transactions contemplated thereby, or under this Limited Guarantee. If any payment or payments of the Obligations made by Parent or Merger Sub or any part thereof, are subsequently required to be repaid to a trustee, receiver or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Obligations or part thereof with respect to any Guarantor hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments of the Obligations required to be repaid had not been made.

10.         No Recourse.

(a)          Notwithstanding anything that may be expressed or implied in this Limited Guarantee or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party covenants, agrees and acknowledges that, in the absence of fraud, no person (other than the Guarantors and any of their permitted assignees) have any obligations under this Limited Guarantee and that the Guaranteed Party has no right of recovery under this Limited Guarantee, or any claim based on such obligations against, and no personal liability shall attach to, any Related Person of any of the Guarantors, Merger Sub or Parent (each of the foregoing, excluding Parent, Merger Sub and any such person that constitutes a Guarantor hereunder, a “Non-Recourse Party” and collectively, the “Non-Recourse Parties”), through Parent or Merger Sub or otherwise, whether by or through attempted piercing of the corporate (or limited partnership or limited liability company) veil, by or through a claim by or on behalf of Parent or Merger Sub against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, except in each case for its right to recover from (i) the Guarantors, their respective successors and any permitted assignees under and to the extent provided in this Limited Guarantee and subject to the limitations set forth herein, and (ii) Parent, Merger Sub, their respective successors and any permitted assignees under and to

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the extent expressly provided in the Merger Agreement (the claims described in clauses (i) and (ii), collectively, the “Retained Claims”).

(b)          The Retained Claims shall be the sole and exclusive remedy of the Guaranteed Party and all of its Related Persons against such Guarantor and the Non-Recourse Parties in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby. Nothing set forth in this Limited Guarantee shall affect or be construed to affect any liability of Parent or Merger Sub to the Guaranteed Party under the Merger Agreement, or otherwise give or be construed to give to any person other than the Guaranteed Party any rights or remedies against any person, except as expressly set forth in this Limited Guarantee.

(c)          For the purposes of this Limited Guarantee, pursuit of a claim against a person by the Guaranteed Party or any Related Person of the Guarantee Party shall be deemed to be pursuit of a claim by the Guaranteed Party. A person shall be deemed to have pursued a claim against another person if such first person brings a legal action against such second person, adds such second person to an existing legal proceeding or otherwise asserts a legal claim of any nature against such second person.

(d)          For the purposes of this Limited Guarantee, the term “Related Person” shall mean any former, current or future director, officer, agent, employee, general or limited partner, manager, member, stockholder or Affiliate of a person or any former, current or future director, officer, agent, employee, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing.

11.         Amendments and Waivers. No amendment or waiver of any provision of this Limited Guarantee will be valid and binding unless it is in writing and signed, in the case of an amendment, by each Guarantor and the Guaranteed Party, or in the case of waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation of, or default under, this Limited Guarantee, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.         Entire Agreement. This Limited Guarantee and the Merger Agreement constitute the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent, Merger Sub and each Guarantor or any of their respective Affiliates on the one hand, and the Guaranteed Party or any of its Affiliates on the other hand.

13.         Governing Law; Submission to Jurisdiction. This Limited Guarantee shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the conflicts of law principles thereof. Each of the parties hereto

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irrevocably agrees that any Action arising out of or relating to this Limited Guarantee shall be brought and determined in the Court of Chancery of the State of Delaware or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any court of the United States or any state court located in the State of Delaware (and each such party shall not bring any Action arising out of or relating to this Limited Guarantee in any court other than the aforesaid courts), and each of the parties hereto hereby irrevocably submits with regard to any such Action for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Action, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) that (1) such Action in any such court is brought in an inconvenient forum, (2) the venue of such Action is improper and (3) this Limited Guarantee or the subject matter hereof or thereof, may not be enforced in or by such courts.

14.         Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LIMITED GUARANTEE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTEE. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF AN ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

15.         No Third Party Beneficiaries. Except for the rights of Non-Recourse Parties provided hereunder, the parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Limited Guarantee and the Merger Agreement, and this Limited Guarantee is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

16.         Counterparts. This Limited Guarantee may be executed and delivered (including by electronic transmission in PDF format or by facsimile transmission) in one (1) or more counterparts, and by the different parties hereto in separate counterparts, each

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of which when executed shall be deemed to be an original but all of which taken together shall constitute one (1) and the same instrument.

17.         Severability. If any term or other provision of this Limited Guarantee is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Limited Guarantee shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party; provided, however, that this Limited Guarantee may not be enforced against the Guarantors without giving effect to the Maximum Amount or the provisions set forth in Section 3, Section 9 and Section 10. No party hereto shall assert, and each party shall cause its respective Related Persons not to assert, that this Limited Guarantee or any part hereof is invalid, illegal or unenforceable. Upon a determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Limited Guarantee so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

18.         Headings. Headings are used for reference purposes only and do not affect the meaning or interpretation of this Limited Guarantee.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Limited Guarantee to be executed and delivered as of the date first written above.

LIANG ZHANG

/s/ Liang Zhang

XIUQING MENG

/s/ Xiuqing Meng

[Signature Page to Limited Guarantee]

IN WITNESS WHEREOF, the parties have caused this Limited Guarantee to be executed and delivered as of the date first written above.

SYNUTRA INTERNATIONAL, INC.

By:	/s/ Jinrong Chen
Name: Jinrong Chen
Title: Director and Chairman of the Special Committee

[Signature Page to Limited Guarantee]